                                         1585 Broadway             LOS ANGELES
                                         New York, NY  10036-8299  NEWARK
                                         Telephone 212.969.3000    BOCA RATON
                                         Fax 212.969.2900          WASHINGTON DC
(PROSKAUER ROSE LETTERHEAD)                                           PARIS



                                        June 23, 2004




MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, NY 10005


Re: Issuance of Shares of Common Stock pursuant to Registration Statement No.
    333-112718

Ladies and Gentlemen:

We are acting as counsel to MarketAxess Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement (the "Registration Statement") on Form S-1 (No. 333-112718) relating to (i) the sale by the Company of up to 3,000,000 shares (the "Company Shares") of the Company's common stock, $0.003 par value per share (the "Common Stock") and (ii) the sale by certain selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to 7,350,000 shares of Common Stock (the "Selling Stockholder Shares" and, together with the Company Shares, the "Shares").

As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Shares and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that (i) the Company Shares, when issued pursuant to, and as described in the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance), will be duly authorized, validly issued, fully paid and non-assessable, and (ii) the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(PROSKAUER ROSE LOGO)


June 23, 2004
Page 2



We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.

                                    Very truly yours,



                                    /s/ Proskauer Rose LLP